Execution Version
FIRST AMENDMENT TO
CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and dated as of October 16, 2025, among Arcos Dorados Holdings Inc., a business company incorporated under the laws of the British Virgin Islands with company number 1619553 and its registered office at Kingston Chambers, P.O. Box 173, Road Town, Tortola VG1110, British Virgin Islands (the “Parent Borrower”) and Arcos Dorados B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Dutch Borrower” and, together with the Parent Borrower, the “Borrowers”), as borrowers, certain subsidiaries of the Borrowers as guarantors (the “Guarantors”), the Required Lenders (as defined in the Credit Agreement), and GLAS USA LLC, as administrative agent (the “Administrative Agent”) and amends that certain Credit Agreement dated as of September 30, 2025, among the Borrowers, the Guarantors, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended or modified from time to time, the “Credit Agreement”).
R E C I T A L S
WHEREAS, a Lender has requested that the other Lenders and the Loan Parties agree to make certain amendments to the Credit Agreement as set forth described herein to further clarify the commercial understanding of the Parties;
WHEREAS, (a) pursuant to Section 10.03(b) (Amendments; Waivers) of the Credit Agreement, subject to certain exceptions listed therein, the Credit Agreement and the provisions therein may not be waived, amended or modified except pursuant to a written agreement entered into by the Borrowers, the Required Lenders and the Administrative Agent; and (b) subject to the terms and conditions hereof, the undersigned Required Lenders have agreed to amend certain provisions of the Credit Agreement as described herein.
WHEREAS, the undersigned Lenders, constituting the Required Lenders in accordance with 10.03(b) (Amendments; Waivers) of the Credit Agreement, hereby agree to modify such provisions of the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

Section 2.    Amendments to the Credit Agreement. Effective as of the Effective Date (as defined below), pursuant to 10.03(b) (Amendments; Waivers) of the Credit Agreement and subject to the terms and conditions set forth in Section 2 hereunder, the Loan Parties and the Required Lenders hereby agree to amend the Credit Agreement as set forth below, by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

(a)    Defined term “Borrowing Notice” in Section 1.01 (Defined Terms) of the Credit Agreement as set forth below:

“ “Borrowing Notice” means a notice of (a) a Borrowing, or (b) ~~a conversion of Loans from one Type to the other, or (c)~~ a continuation of Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).”

(b)    Defined term “Conforming Changes” in Section 1.01 (Defined Terms) of the Credit Agreement as set forth below:
“ “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment~~, conversion~~  or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides (acting at the direction of the Required Lenders) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (acting at the direction of the Required Lenders) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”

(c)    Defined term “Interest Period” in Section 1.01 (Defined Terms) of the Credit Agreement as set forth below:
“ “Interest Period” means, with respect to any Borrowing, the period commencing on the date of such Borrowing or on the date of the ~~conversion or~~ continuation of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to availability thereof), as specified by the Borrowers in the applicable Borrowing Notice; provided that:
(i)    if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;
(iii)    no Interest Period shall extend beyond the Maturity Date; and
(iv)    no tenor that has been removed from this definition pursuant to Section 2.20(d) shall be available for specification in such Borrowing Notice.
For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent ~~conversion or~~ continuation of such Loan or Borrowing.”

(d)    Defined term “Type” in Section 1.01 (Defined Terms) of the Credit Agreement is deleted in its entirety as set forth below:
“ ~~“Type” means, with respect to any Loan, whether such Loan is a Term SOFR Loan or a Daily Simple SOFR Loan.~~ ”

(e)    Section 2.02(a) and (b) (Borrowings, Conversions and Continuations of Loans) of the Credit Agreement as set forth below:
“Section 2.02. Borrowings~~, Conversions~~  and Continuations of Loans.
(a)     Each Borrowing~~, each conversion of Loans from one Type to another~~  and each continuation of Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent in the form of a Borrowing Notice. Each Borrowing of~~, conversion to~~  or continuation of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.
(b)    Each Borrowing Notice must be received by the Administrative Agent not later than 11:00 a.m. New York City time:
(i)    in the case of a Term SOFR Loan, two (2) U.S. Government Securities Business Days prior to the requested date of any Borrowing or any continuation (which continuation may provide for the same or a different tenor from the then current Interest Period); and
(ii)    in the case of a Daily Simple SOFR Loan, one (1) U.S. Government Securities Business Day prior to the requested date of any Borrowing ~~or conversion to Daily Simple SOFR Loans~~.”

(f)    Clause (b) and second paragraph of Section 2.09 (Inability to Determine Rates) of the Credit Agreement as set forth below:
“ (b) the Required Lenders determine that for any reason in connection with ~~(i)~~ any request for a SOFR Loan~~, or (ii) a conversion thereto or a continuation thereof~~, that Term SOFR or Daily Simple SOFR, as applicable, for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrowers and each Lender.

Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make the affected SOFR Loans, and any right of the Borrowers to continue the affected SOFR Loans ~~or to convert Base Rate Loans to the affected SOFR Loans~~, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), acting at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of~~, conversion to~~  or continuation of the affected SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of ~~or conversion to~~ Base Rate Loans in the amount specified therein; (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into (x) Daily Simple SOFR Loans (so long as the Daily Simple SOFR is not also the subject of Section 2.09(a) or (b) above) or (y) Base Rate Loans (if the Daily Simple SOFR also is the subject of Section 2.09(a) or (b) above); and (iii) any outstanding affected Daily Simple SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. ”

(g)    Section 2.13(a) (Increased Costs) of the Credit Agreement as set forth below:
“ Section 2.13 Increased Costs.

(a)     In the event that any Change in Law or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date hereof:
(i)     does or shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, any office of any Lender which are not otherwise included in the determination of any applicable interest rate hereunder; or
(ii)     does or shall impose on any Lender any other condition affecting this Agreement or the Loans;

and the result of any of the foregoing is to increase the cost to such Lender or its Lending Office or the Administrative Agent of making, continuing~~, converting~~  or maintaining advances or extensions of credit or to reduce any amount received or receivable hereunder by such Lender or the Administrative Agent, as the case may be, whether of principal, interest or otherwise (other than an increase in cost or reduction in amount attributable to Taxes, as to which Section 2.12 shall govern), in each case, in respect of the Loans, then, in any such case, the Borrowers shall pay the such Lender or the Administrative Agent, as the case may be, within 30 days from demand, such additional amount or amounts as will compensate such Person for such additional cost incurred or reduction suffered.”

(h)    Section 2.19 (Illegality) of the Credit Agreement as set forth below:
“ Section 2.19. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Term SOFR or Daily Simple SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Term SOFR or Daily Simple SOFR, then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make the affected SOFR Loans, and any right of the Borrowers to continue ~~such SOFR Loans or to convert Base Rate Loans to~~ such SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent (acting at the direction of the Required Lenders) without reference to clause (c) of the definition of “ABR”, in each case until (x) each affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Borrowing Notice in accordance with the terms of Section 2.02. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) (A) convert all Term SOFR Loans to (x) Daily Simple SOFR Loans (so long as the Daily Simple SOFR is not subject to the Illegality Notice) or (y) Base Rate Loans (if the Daily Simple SOFR is also subject to the Illegality Notice) (in which case, the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent (acting at the direction of the Required Lenders) without reference to clause (c) of the definition of “ABR”), or (B) convert all Daily Simple SOFR Loans to Base Rate Loans (in which case, the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”); in each case of (A) and (B) this clause (i), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain the affected SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.”

(i)    Section 2.20(e) (Benchmark Replacement Setting) of the Credit Agreement as set forth below:
“ (e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrowers may revoke any pending request for a Borrowing of SOFR Loans~~, conversion to~~  or continuation of Term SOFR Loans to be made~~, converted~~  or continued during any applicable Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of ~~or conversion to~~ (x) Daily Simple SOFR Loans (so long as the Daily Simple SOFR is not also affected by the Benchmark Unavailability Period) or (y) Base Rate Loans (if the Daily Simple SOFR also is affected by the Benchmark Unavailability Period); (ii) the Borrowers may revoke any pending request for a Borrowing of Daily Simple SOFR Loans~~, conversion to~~  or continuation of Daily Simple SOFR Loans to be made~~, converted~~  or continued during any applicable Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of ~~or conversion to~~ Base Rate Loans; (iii) any outstanding affected Term SOFR Loans will be deemed to have been converted to (x) Daily Simple SOFR Loans (so long as the Daily Simple SOFR is not also affected by the Benchmark Unavailability Period) or (y) Base Rate Loans (if the Daily Simple SOFR also is affected by the Benchmark Unavailability Period) at the end of the applicable Interest Period; and (iv) any outstanding affected Daily Simple SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. ”

(j)    Amend the "irrevocable request and New or Resulting Loans sections of the Borrowing Notice, attached as Exhibit A to the Credit Agreement (Form of Borrowing Notice), as set forth below:
Pursuant to Section 2.02(a) of the Agreement, the Borrowers hereby irrevocably request:

(Please select one) ☐ a new Loan (and this notice constitutes a Borrowing Notice) ~~☐ a conversion of an outstanding Loan~~ ☐ continuation of a Term SOFR Loan with a new Interest Period as specified below:

New or resulting Loan
Amount:	☐ U.S.$ [Amount] ☐ Same as the Outstanding Loan
Date of funding~~, conversion,~~  or continuation:	[Date]*** (a Business Day) (the “Borrowing Date”)
Type:	☐ a Term SOFR Loan with an Interest Period of: ☐ 1 month ☐ 3 months ☐ 6 months ☐ a Daily Simple SOFR Loan

Section 3.    Representations and Warranties. As of the date hereof and as of the Effective Date, the Loan Parties hereby represent and warrant to the Lender that (a) the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct as of each such date, (b) no event has occurred and is continuing, or would result from the execution and delivery to the Lender of this Amendment, that constitutes a Default or Event of Default, and (c) the execution, delivery and performance of this Amendment by the Loan Parties have been duly authorized by all necessary action and that this Amendment is a legal, valid and binding obligation of the Loan Parties party hereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws.

Section 4.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when each of the following conditions is satisfied (or waived in writing by the Lender):

(a)    each of the Lender, the Borrowers, each Guarantor and the Administrative Agent shall have received this Amendment duly executed and delivered by or on behalf of each of the other parties hereto;
Section 5.    Miscellaneous.

5.1    Effectiveness of the Credit Agreement and other Loan Documents. Except as hereby expressly amended, the Loan Documents shall each remain in full force and effect, are hereby ratified and confirmed in all respects on and as of the date hereof, and each Loan Party hereby reaffirms its obligations thereunder. Nothing in this Amendment shall constitute a novation of the Loan Parties’ obligations under the Credit Agreement or any other Loan Document, which obligations shall continue in full force and effect as set forth in the Loan Documents and the Credit Agreement, as amended hereby. Except as expressly provided herein, (i) nothing herein shall limit in any way the rights and remedies of the Lenders under the Credit Agreement, and (ii) the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed.

5.2    Loan Document. This Amendment is a Loan Document.

5.3    Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

5.4    Reaffirmation and Acknowledgment. Each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. Each Borrower and each Guarantor hereby (a) reaffirms, ratifies and confirms its payment obligations, guarantees and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party; and (b) agrees and confirms that (i) each Loan Document to which it is a party or otherwise bound, shall continue to be in full force and effect and the payment and performance of all obligations (including as amended and reaffirmed pursuant to this Amendment) under each of the Loan Documents, (ii) no actions need to be taken, by such Person as a consequence of this Amendment, and (iii) all guarantee and other undertakings under each of the Loan Documents shall continue to be in full force and effect, shall be valid and enforceable, shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

5.5    Registration. Section 5.08(a) (Brazilian Registration requirements) of the Credit Agreement shall apply mutatis mutandis to this Amendment.

5.6    Execution; Governing Law; Jurisdiction. Sections 10.09 (Counterparts; Electronic Execution), 10.10 (Governing Law; Jurisdiction) and 10.11 (Jury Trial Waiver) of the Credit Agreement shall apply mutatis mutandis to this Amendment.

5.7    The Administrative Agent. All of the rights, protections, immunities and indemnities granted to the Administrative Agent under the Credit Agreement and the other Loan Documents shall apply to this Amendment mutatis mutandis, shall be deemed incorporated by reference into this Amendment and shall be enjoyed by the Administrative Agent, as if such rights, protections, immunities and indemnities were fully set forth herein.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ARCOS DORADOS HOLDINGS INC., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS DORADOS B.V., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Authorized Signatory

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]

GUARANTORS:

ARCOS DORADOS ARGENTINA S.A., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS DOURADOS COMÉRCIO DE ALIMENTOS S.A, as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS DOURADOS COMÉRCIO DE ALIMENTOS LTDA., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS SERCAL INMOBILIARIA, S. DE R.L. DE C.V., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]

RESTAURANTES ADMX, S. DE R.L. DE C.V., as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS DORADOS PUERTO RICO, LLC, as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

GOLDEN ARCH DEVELOPMENT, LLC, as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

ARCOS DORADOS RESTAURANTES DE CHILE, SPA, as a Borrower
By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Director of Finances and Treasurer and Authorized Signatory

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]

LENDERS:

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender
By:	/s/ Cara Younger
Name: Cara Younger
Title: Authorized Signatory

By:	/s/ Luis Ruigomez
Name: Luis Ruigomez
Title: Authorized Signatory

BANCO SANTANDER (BRASIL) S.A. – GRAND CAYMAN BRANCH, as Lender
By:	/s/ Ricardo da Silva Fernandes
Name: Ricardo da Silva Fernandes
Title: Authorized Signatory

By:	/s/ Eliana Dozol
Name: Eliana Dozol
Title: Authorized Signatory

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]

BANK OF AMERICA, N.A., as Lender
By:	/s/ Gonzalo Isaacs
Name: Gonzalo Isaacs
Title: Managing Director

BNP Paribas, as Lender
By:	/s/ Sebastien Mannheim
Name: Sebastien Mannheim
Title: Authorized Signatory

By:	/s/ Walter Ringwald
Name: Walter Ringwald
Title: Authorized Signatory

FIRSTBANK PUERTO RICO, as Lender
By:	/s/ Gesha J. Rodríguez Cabrera
Name: Gesha J. Rodríguez Cabrera
Title: Authorized Signatory (Vice President)

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]

GLAS USA LLC, as Administrative Agent
By:	/s/ Milton Rodriguez
Name: Milton Rodriguez
Title: AVP

[Signature Page to the First Amendment - Arcos Dorados Credit Agreement]